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                                                                     EXHIBIT 1.1




                        5,000,000 Shares of Common Stock


                          X10 Wireless Technology, Inc.


                             UNDERWRITING AGREEMENT
                             ----------------------


                               _____________, 2000

BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED
C.E. UNTERBERG, TOWBIN
as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

     X10 Wireless Technology, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of Five Million (5,000,000) shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional Seven Hundred Fifty Thousand (750,000) shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below. In addition, X-10 Ltd., a Bermuda corporation ("X-10 Ltd.," or the "Principal Stockholder"), is a party to this Agreement for purposes of Sections 1, 7, 8 and 10 through 15, inclusive.

     1.   Representations and Warranties of the Company and the Principal
          ---------------------------------------------------------------
Stockholder. The Company and the Principal Stockholder represent and warrant to,
-----------
and agree with, the Underwriters that:
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          (a) The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-43396), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement," and after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

          (b) At the respective times of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper prepared by or with the consent of the Company) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared by or with the consent of the Company in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of any states, territories or possessions of the U.S. and of any foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares (as hereinafter defined). When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material

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respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) Deloitte & Touche LLP, who have audited the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge, encumbrance or event upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties or assets may be bound, which breach, default, lien, charge or encumbrance is reasonably likely to have a material adverse effect on the Company or otherwise materially interfere with or materially adversely affect the issuance or liquidity of the Shares, or (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions

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contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration of the Shares under the Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, none of such shares was issued in violation of or subject to any preemptive or similar rights and all of such shares were issued pursuant to valid exemptions from applicable federal and state securities registration requirements. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, as of the effective date of the Registration Statement, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. All voting rights and voting arrangements in effect after the effective date are accurately described in the Registration Statement and the Prospectus in all material respects. Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each state of the United States in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which are not reasonably likely in the aggregate to have a material adverse effect on the Company. The Company has all requisite power and authority, and, except as described in the Registration Statement or the Prospectus, or where the lack thereof would not be reasonably likely to have a material adverse effect on the Company or would not otherwise materially interfere with or materially adversely affect the issuance or liquidity of the Shares, all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, each such Governmental License is valid and in full force and effect, and no such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus, and the Company has not received any notice of

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proceedings relating to the revocation of any such Governmental Licenses. The
Company does not own any capital stock or any other interests in any other corporation or entity.

          (i) The Company is not (i) in violation of its certificate of incorporation or bylaws, as the case may be, or in breach of any of the terms or provisions of or in default (or would be in default with notice or lapse of time or both) in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which any of its properties may be bound, which breach, violation, default or defaults would have individually or in the aggregate a material adverse effect on the Company or (ii) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have individually or in the aggregate a material adverse effect on the Company.

          (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated against the Company which is reasonably likely to result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company or which is required by the Act or the Regulations to be disclosed in the Registration Statement and the Prospectus.

          (k) Neither the Company nor any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified and are accurate and complete in all material respects; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

          (m) The Company has filed all federal, state, local and foreign tax returns that have been required to be filed and has paid all taxes shown as due thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. Except as disclosed in the Registration Statement and the Prospectus, there is no tax

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deficiency that has been or might reasonably be expected to be asserted or threatened against the Company that would have a material adverse effect on the Company.

          (n) The Company has good and marketable title to all property (real and personal) owned by it, in each case free and clear of all liens, claims, security interests, defects or other encumbrances, except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made, as described in the Prospectus, of such property by the Company. Any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

          (o) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct business as now conducted or presently contemplated to be conducted by the Company as described in the Registration Statement and the Prospectus (collectively, "Intellectual Property"), free and clear of all liens, claims and encumbrances, except where the failure to own or possess such rights could not reasonably be expected to have a material adverse effect on the Company. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would materially impair its value or validity and has executed appropriate nondisclosure and confidentiality agreements and made appropriate filings and registrations in connection with the foregoing, and each employee of the Company providing services to the Company or its affiliates with access to Confidential Information relating to such Intellectual Property is subject to a valid and binding confidentiality agreement, and each employee, agent, consultant or other person providing services to the Company who is involved in research and development activities, and each executive officer of the Company, is subject to a valid and binding inventions assignment agreement; other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could impose materially burdensome conditions on the Company or that otherwise could preclude the Company from conducting its business as currently conducted or presently proposed to be conducted as described in the Registration Statement or Prospectus, (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company with respect to the Intellectual Property, or, if the Intellectual Property is licensed, the licensor thereof, (iii) neither the Company nor, if the Intellectual Property is licensed, to the Company's knowledge, the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property, and (iv) there is no dispute between it and any licensor with respect to any Intellectual Property. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments thereof and supplements thereto, have been provided to the Underwriters.

          (p) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders, customers or

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suppliers of the Company, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus that is not so described. The terms of, and all material facts relating to, all such relations between the Company and X-10 (USA) Inc. and X10, Ltd. are fully and accurately described in the Registration Statement and the Prospectus to the extent required by the Act and the Regulations.

          (q) The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

          (r) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (s) The Company is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" under the Investment Company Act of 1940, as amended.

          (t) There are no existing or, to the knowledge of the Company, threatened labor or other material disputes with any employees of the Company.

          (u) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to (a) the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where the failure to be so compliant would have a material adverse effect on the Company, and (b) the importation of products ("Import Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws and Import Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance or failure to comply with the terms and conditions of, or failure to receive, such permits, licenses or approvals is not reasonably likely to, in the aggregate, have a material adverse effect on the Company.

          (v) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code") in all material respects. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption and except where such transactions did not or will not have a material adverse effect on the Company. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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          (w)  The Company maintains a system of internal accounting controls that, taken as a whole, is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, without limitation, product liability and insurance coverage for real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (y) The statistical and market-related data included in the Registration Statement and the Prospectus are derived from sources which the Company, without further investigation, reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

          (z) Each of the License Agreement, by and between the Company and X10 Ltd., a Bermuda corporation ("Ltd."), the Product Supply Agreement, by and between the Company and Ltd., the Amended and Restated Fulfillment Services Agreement, by and between the Company and X10 (USA) Inc., a New Jersey corporation ("USA"), the Amended and Restated Asset Purchase Agreement, by and between the Company and USA, the Amended and Restated Sublicense Agreement, by and between the Company and USA, the Amended and Restated Research and Development Services Agreement, by and between the Company and Ltd., the Amended and Restated Bill of Sale and Assignment Agreement, by and between the Company and Ltd, and the Amended and Restated Contract Manufacturing Agreement, by and between the Company and Ltd, each dated effective October 1, 1999, and each as amended (collectively, the "Intercompany Agreements"), has been duly authorized, executed and delivered by the Company, Ltd. and USA, as the case may be, and constitutes the legal, valid and binding agreement of the Company, Ltd. and USA, as the case may be, and is enforceable against the Company, Ltd. and USA, as the case may be, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, the Securities Act, limitations on indemnification, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

          (aa) There are no contracts or documents that are required by the Act or the Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

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     2.   Purchase, Sale and Delivery of the Shares.
          -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price, and delivery of certificates, for the Shares shall be made at the office of Cooley Godward LLP, 5200 Carillon Point, Kirkland, Washington 98033, or at such other place as shall be agreed upon by you and the Company, at 7:00 a.m. Seattle time on the third or fourth Business Day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (unless postponed in accordance with the provisions of Section 9 hereof), following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth Business Day (as permitted under Rule 15c6-1 under the 1934 Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in San Francisco, California. Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. If the representatives of the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by such representatives. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to Seven Hundred Fifty Thousand (750,000) Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, and from time to time, in whole or in part, on one or more occasions, on or before the 30/th/ day following the date of the Prospectus, by written notice by you to the Company. Each such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (each such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that an Additional Closing Date shall not be earlier
        --------  -------
than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such

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authorized denominations as you may request in writing at least two full
Business Days prior to an Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full Business Day prior to an Additional Closing Date.

          (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          (e) Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds at the offices of Cooley Godward LLP, 5200 Carillon Point, Kirkland, Washington 98033, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3.   Offering.
          --------

          (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          (b) The Company and the Underwriters hereby agree that up to [ ] percent ([ %]) of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees of, and certain persons designated by, the Company (the "Directed Shares Purchasers") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, provided, however, that under no circumstances will Bear, Stearns & Co. Inc. or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby.

     4.   Covenants of the Company. The Company covenants and agrees with the
          ------------------------
Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          (b) The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) upon the occurrence of any event or discovery of any fact as a result of which the Registration Statement or Prospectus would, in the judgment of the Company, need to be amended or supplemented, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus,
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor,
(vi) of the receipt of any comments from the Commission and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule
434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement, before or after the effective date of the Registration Statement, to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (c) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred or any fact shall have been discovered as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (d) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

          (e) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (f) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (g) During the period of 180 days from the date of the Prospectus, the Company will not directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or otherwise dispose of, or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the 1934 Act) in, or enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, any shares of the Company's Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company has obtained or will obtain the undertaking of each of its officers, directors and stockholders not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options. The foregoing provisions shall not apply to: (i) stock option grants and exercises made pursuant to the Company's 2000 Equity Incentive Plan, up to the maximum number of shares of Common Stock currently reserved for issuance under such plan as described in the Prospectus; and (ii) grants of rights to and issuances of Common Stock made pursuant to the Company's 2000 Employee Stock Purchase Plan, up to the maximum number of shares of Common Stock currently reserved for issuance under such plan as described in the Prospectus.

          (h) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange. The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (i) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus and report such use of proceeds as may be required pursuant to Rule 463 of the Regulations.

          (j) The Company will use its best efforts to cause the Shares to be quoted on the Nasdaq National Market and to maintain quotation on the Nasdaq Stock Market so long as any of the Shares are outstanding, unless the Company elects to have the Shares listed on an exchange comparable to the Nasdaq National Market, such as the NYSE or AMEX.

          (k) The Company hereby agrees that it will, at the request of the Underwriters, direct the transfer agent to place a stop transfer restriction upon such Directed Shares, as required by the National Association of Securities Dealers, Inc., to restrict them from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including without limitation legal expenses) they incur in connection with such release.

          (l) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     5.   Payment of Expenses. Whether or not the transactions contemplated in
          -------------------
this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and disbursements to counsel for the Underwriters other than as described below or elsewhere in this Agreement), the underwriting documents (including this Agreement and the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters as provided above), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, which counsel fees and disbursements shall not exceed $10,000, (iv) quotation of the Shares on the National Association of Securities Dealers Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, and
(viii) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares that are designated by the Company for sale to certain persons designated by the Company.

     6.   Conditions of Underwriters' Obligations. The obligations of the
          ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Principal Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence of any certificates, opinions, written statements or letters furnished to you or to Gray Cary Ware & Freidenrich LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective, and all necessary approvals of The Nasdaq Stock Market, Inc. shall have been received, not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. To the knowledge of such counsel, the Company is duly qualified and in good standing as a foreign corporation in each state of the United States in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                    (ii) The Company had, as of the effective date of the Registration Statement, authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock (including the Shares) are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the section captioned "Description of Capital Stock--Common Stock" in the Registration Statement and the Prospectus.

                    (iii) The Shares to be sold under this Agreement to the Underwriters have been approved for quotation on the Nasdaq National Market.

                    (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                    (v) To such counsel's knowledge, after due inquiry, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or overtly threatened against the Company, or involving the properties or business of the Company, that is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been disclosed therein.

                    (vi) The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (and with respect to subsection (C) below only, other than the performance of the Company's indemnification and contribution obligations, as to which such counsel need not express any opinion) do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company is a party or by which the Company or any its properties or assets may be bound, which is filed as exhibits 10.1 through
     10.18 of the Registration Statement, (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, or
     (C) to the knowledge of such counsel, violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body in the United States having jurisdiction over the Company or any of its properties or assets, other than state securities or Blue Sky laws (as to which such counsel need express no opinion). No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body in the United States having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby including the issuance, sale and delivery of the Shares, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), and (2) such as have been made or obtained under the Act.

                    (vii) Based on the exemption provided by Rule 3a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Company is not subject to registration as an "investment company" under the 1940 Act.

                    (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be rendered), as of their respective effective or issued dates, complied as to form in all material respects with the requirements of the Act and the Regulations.

                    (ix) The Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof or supplement thereto has been issued and no proceedings therefor have been initiated or overtly threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                    (x) Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to such counsel's knowledge, as of the effective date of the Registration Statement, there were no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained under the caption "Management--Employee Benefit Plans" in the Registration Statement and the Prospectus.

                    (xi) The statements in the Registration Statement and the Prospectus under the captions "Description of Capital Stock," and, to the knowledge of such counsel after due inquiry, "Certain Transactions," insofar as such statements constitute a summary of the terms of the Shares, legal matters, documents or proceedings referred to therein, fairly present the information called for under the Act and the Regulations with respect to such terms, legal matters, documents or proceedings.

                    (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Delaware General Corporation Law and with any applicable requirements of the certificate of incorporation and bylaws of the Company.

                    (xiii) All descriptions in the Registration Statement, under the captions "Management--Employee Benefit Plans" and "Certain Transactions," of contracts and other documents to which the Company is a party or by which it or its property is bound are accurate in all material respects; and to the knowledge of such counsel, there are no franchises, contracts, agreements, arrangements, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company is a party of a character required by the Act and the Regulations to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

                    (xiv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, although, for purposes only of this subsection (xiv), such counsel need not pass upon or assume any responsibility for the accuracy thereof or have verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe (i) that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents regarding the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered, and reasonably acceptable, to Underwriters' Counsel. Such counsel need not render any opinion or make any statement with respect to the laws, rules and regulations of or related to the Federal Communications Commission or matters relative to patents.

          (c) At the Closing Date you shall have received the opinion of Appleby Spurling & Kempe, counsel for X-10 Ltd, a Bermuda corporation ("Ltd."), dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) Ltd. has been duly organized and is validly existing as a corporation in good standing under the laws of Bermuda. Ltd. has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                    (ii) Each Intercompany Agreement has been duly authorized, executed and delivered by Ltd. and constitutes the legal, valid and binding agreement of Ltd. and is enforceable against Ltd. in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

                    (iii) There exist no liens, statutory or otherwise, against the property of Ltd. with respect to any tangible or intangible property that has been transferred to the Company in connection with the Intercompany Agreements.

          (d) At the Closing Date you shall have received the opinion of Sternlieb & Dowd, L.L.C., counsel for X-10 (USA) Inc., a New Jersey corporation ("USA"), dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that USA has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and USA has all requisite corporate authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

          (e) At the Closing Date you shall have received the opinion of Lane Powell Spears Lubersky LLP, counsel for X-10 (USA) Inc., a New Jersey corporation ("USA"), dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that each Intercompany Agreement has been duly authorized, executed and delivered by USA and constitutes the legal, valid and binding agreement of USA and is enforceable against USA in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

          (f) At the Closing Date you shall have received the opinion of Marvin Gordon Esq., patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                 (i) The Company is listed in the records of the United States Patent and Trademark Office ("PTO") as the owner or assignee of record of each of the patent and trademark registrations and applications listed in Schedule A to such opinion (herein called the "Schedule A Patents
               ----------
     and Trademarks"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Schedule A Patents and Trademarks, there are no liens which have been filed against any of the Schedule A Patents and Trademarks, there are no material defects of form in the preparation or filing of the Schedule A Patents or Trademarks, all such applications are being diligently prosecuted, and none of such Schedule A Patents and Trademarks has been finally rejected or abandoned. Further, nothing has come to our attention that leads us to believe that the Schedule A Patent and Trademark applications will not eventuate in registered trademarks, or issued patents, or that any Schedule A Patent and Trademark registrations issued, or to be issued in respect of any such Schedule A Patent and Trademark applications, will not be valid or will not afford the Company reasonable patent and trademark protection relative to the subject matter thereof.

                    (ii) The Company owns or possesses valid and enforceable licenses or other rights to use the Schedule A Patents and Trademarks, free and clear of all liens, claims and encumbrances.

                    (iii) Other than as described in the Registration Statement and the Prospectus: (A) there are no third parties who have any rights in the Schedule A Patents and Trademarks, (B) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or, if the Schedule A Patents and Trademarks are licensed to the Company, in respect of any third-party licensor, (C) neither the Company nor, to the extent any Schedule A Patents and Trademarks are licensed to the Company, any third-party licensor, has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Schedule A Patents and Trademarks, and (D) there is no dispute between the Company and any third-party licensor with respect to any Schedule A Patents and Trademarks.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents regarding the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered, and reasonably acceptable, to Underwriters' Counsel.

          (g) At the Closing Date you shall have received the opinion of Black, Lowe & Graham PLLC, patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                    (i) The Company is listed in the records of the United States Patent and Trademark Office ("PTO") as the owner or assignee of record of each of the patent and trademark registrations and applications listed in Schedule B to such opinion (herein called the "Schedule B Patents
               ----------
     and Trademarks"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Schedule B Patents and Trademarks, there are no liens which have been filed against any of the Schedule B Patents and Trademarks, there are no material defects of form in the preparation or filing of the Schedule B Patents or Trademarks, all such applications are being diligently prosecuted, and none of such Schedule B Patents and Trademarks has been finally rejected or abandoned. Further, nothing has come to our attention that leads us to believe that the Schedule B Patent and Trademark applications will not eventuate in registered trademarks, or issued patents, or that any Schedule B Patent and Trademark registrations issued, or to be issued in respect of any such Schedule B Patent and Trademark applications, will not be valid or will not afford the Company reasonable patent and trademark protection relative to the subject matter thereof.

                    (ii) The Company owns or possesses valid and enforceable licenses or other rights to use the Schedule B Patents and Trademarks, free and clear of all liens, claims and encumbrances.

                    (iii) Other than as described in the Registration Statement and the Prospectus: (A) there are no third parties who have any rights in the Schedule B Patents and Trademarks, (B) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or, if the Schedule B Patents and Trademarks are licensed to the Company, in respect of any third-party licensor, (C) neither the Company nor, to the extent any Schedule B Patents and Trademarks are licensed to the Company, any third-
         party licensor, (C) neither the Company nor, to the extent any Schedule B Patents and Trademarks are licensed to the Company, any third-party licensor, has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Schedule B Patents and Trademarks, and (D) there is no dispute between the Company and any third-party licensor with respect to any Schedule B Patents and Trademarks.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws, (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents regarding the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered, and reasonably acceptable, to Underwriters' Counsel.

         (h) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (i) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

         (j) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and the Company's board of directors and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them, (ii) in their opinion, the financial statements of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder, (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to December 31, 1999, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 1999, a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants in Statement of Auditing Standards No. 71, Interim Financial Information, with respect to the six-month period ended June 30, 2000 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the 1934 Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) with respect to the period subsequent to June 30, 2000, there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, or (C) that during the period from July 1, 2000 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, or increase in total or per share net losses, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

         (k) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         (l) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

         (m) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, then all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

     7.  Indemnification.
         ---------------

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary (in light of the circumstances in which they were made) to make the statements therein not misleading, or (ii) (A) the violation of any applicable laws or regulations of any state, territory or possession of the U.S. or of any foreign jurisdictions where Directed Shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material prepared by or with the consent of the Company distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, (i) that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein and (ii) that the foregoing indemnity provisions with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages, liabilities or actions purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) The Principal Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which such Underwriter or controlling person may become subject under the Act, the 1934 Act or otherwise to the same extent as the Company is obligated to provide indemnity pursuant to Section 7(a) above. This indemnity agreement will be in addition to any liability that the Company may otherwise have under Section 7(a) hereof or otherwise (including under this Agreement) or that the Principal Stockholder may otherwise have including under this Agreement.

         (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary (in light of the circumstances in which they were made) to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any
                               --------  -------
Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in last paragraph of the cover page and in the table in the first paragraph and the fourth, tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (d) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by it as a result of the failure of the Directed Shares Purchasers to pay for and accept delivery of the Directed Shares.

         (e) Promptly after receipt by an indemnified party under subsection
(a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that the indemnifying party is materially prejudiced thereby). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements or other charges or more than one separate firm (other than local counsel) at any one time for all such indemnified party or parties. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request.

     8.  Contribution. In order to provide for contribution in circumstances in
         ------------
which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Principal Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters and the Principal Stockholder, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters or the Principal Stockholder may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, the Principal Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Principal Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholder on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (b) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Principal Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii). The Company, the Principal Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8: (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) no person found guilty of fraudulent misrepresentation in a final determination by a court of competent jurisdiction (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that the party from whom contribution is sought is materially prejudiced thereby. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.
         --------  -------

     9.  Default by an Underwriter.
         -------------------------

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which the default relates shall be purchased by the nondefaulting Underwriters in the same respective proportions that the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the nondefaulting Underwriters.

         (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any nondefaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five (5) calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the nondefaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares, as the case may be.

     10. Survival of Representations and Agreements. All representations and
         ------------------------------------------
warranties, covenants and agreements of the Underwriters, the Company and the Principal Stockholder contained in this Agreement, including the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or Section 11 hereof.

     11. Effective Date of Agreement; Termination.
         ----------------------------------------

         (a) This Agreement shall become effective upon the later of (i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement, and (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

         (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if: (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, (B) trading on the New York Stock Exchange or quotations over the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or for the Nasdaq National Market by the New York Stock Exchange or The Nasdaq Stock Market, Inc. or by order of the Commission or any other governmental authority having jurisdiction, (C) a banking moratorium has been declared by a state or federal authority or if any new regulatory or statutory restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective, or (D) (i) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, or (ii) there shall have been such change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as in your reasonable judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, facsimile or telegraph, confirmed in writing.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12. Notices.  All communications hereunder, except as may be otherwise
         -------
specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex, telegraph or email, and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mark Roberts, Managing Director, email: mroberts@bear.com; if sent to the Company, shall
                          ------------------
be mailed, delivered, sent by facsimile, telex, telegraph or email, and confirmed in writing, to the Company at 15200 52nd Avenue South, Seattle, Washington 98004, Attention: George Stevenson, email: gesx10@attglobal.net; or if sent to X-10 Ltd., shall be mailed, delivered, sent by facsimile, telex, telegraph or email, and confirmed in writing, to X-10 Ltd., Room 1103-4, Hilder Center, 2 Sung Ping Street, Hunghom, Kowloon, Hong Kong, Attention: George Stevenson, email: ges@x10.com.

     13. Parties. This Agreement shall inure solely to the benefit of, and
         -------
shall be binding upon, the Underwriters, the Principal Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and Section 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14. Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of New York.

     15. Counterparts.  This Agreement may be executed in counterparts, each of
         ------------
which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between you, the Company and the Principal Stockholder (only as to Sections 1, 7, 8 and 10 through 15, inclusive), please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                          Very truly yours,

                                          X10 WIRELESS TECHNOLOGY, INC.


                                          By ___________________________________
                                                Name: __________________________

                                                Title: _________________________

                                          X-10 LTD.


                                          By ___________________________________
                                                Name: __________________________

                                                Title: _________________________


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED
C.E. UNTERBERG, TOWBIN



By ______________________________
     Name: ______________________
     Title: _____________________

On behalf of themselves and the other Underwriters named in Schedule I hereto.

                                  SCHEDULE I
                                                              Number of Firm
                                                          Shares to be Purchased
                                                          ----------------------
             Name of Underwriter
             -------------------

             Bear, Stearns & Co. Inc
             Prudential Securities Incorporated
             C.E. Unterberg, Towbin





             Total                                          ____________________